Exhibit 5.1

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 •309 •1000 FAX 212 •309 •1100

May 24, 2021

First Northwest Bancorp

105 West 8th Street

Port Angeles, Washington 98362

Re:	Exchange Offer of 3.75% Fixed-to-Floating Rate Subordinated Notes due 2031 issued by First Northwest Bancorp

Ladies and Gentlemen:

We have acted as counsel to First Northwest Bancorp, a Washington corporation (the “Issuer”), in connection with the Issuer’s proposed offer to exchange (the “Exchange Offer”), pursuant to a registration statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), up to $40,000,000 aggregate principal amount of the Issuer’s 3.75% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Exchange Securities”) for the Issuer’s outstanding 3.75% Fixed-to-Floating Rate Subordinated Notes due 2031 originally issued on March 25, 2021 (the “Initial Securities”), as contemplated by the Registration Rights Agreement, dated as of March 25, 2021, by and among the Issuer and the purchasers of the Initial Securities. The Exchange Securities are being issued under an Indenture dated as of March 25, 2021 (the “Indenture”), by and between the Issuer and UMB Bank, National Association, as trustee (the “Trustee”).

This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	the Registration Statement;

(b)	the form of Exchange Security; and

(c)	the Registration Rights Agreement; and

(d)	the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon written statements and representations of officers and other representatives of the Issuer and statements and certifications of public officials and others.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON

LOS ANGELES   MIAMI   NEW YORK   NORFOLK   RICHMOND   SAN FRANCISCO   THE WOODLANDS   TYSONS   WASHINGTON, DC

www.HuntonAK.com

First Northwest Bancorp

May 24, 2021

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and, except as set forth below, the validity, binding effect and enforceability thereof.

In conducting our examination of executed documents, in reliance on the opinion being delivered to you on the date hereof by Miller Nash LLP, we have assumed (i) the valid existence and good standing of each of the parties thereto, (ii) that such parties had the corporate power and authority to enter into and to incur and perform all their obligations thereunder, (iii) the due authorization by all requisite corporate action by such parties, and (iv) the due execution and delivery of such documents by such parties, except to the extent such execution and delivery by the Company are matters of the laws of the State of New York referred to below.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    When (i) the Registration Statement and any required amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such applicable law, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Securities (in the form examined by us) have been duly executed by the Issuer, authenticated by the Trustee in accordance with the terms of the Indenture, and (iv) the Exchange Securities have been duly issued and delivered upon consummation of the Exchange Offer against receipt of Initial Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Securities will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, under the applicable laws of the State of New York.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, and (ii) applicable laws of the United States of America. We are not admitted to the practice of law in the State of Washington. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

First Northwest Bancorp

May 24, 2021

Our opinions regarding the enforceability or effect of the Exchange Securities are qualified to the extent that enforceability is subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance or transfer laws (including but not limited to the common law trust fund doctrine and Section 548 of the United States Bankruptcy Code), and preference and equitable subordination laws and principles; (ii) general principles of equity (whether considered in a proceeding at law or in equity); and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance, good faith and fair dealing. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP